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                                                                     EXHIBIT 4.9


                             SUBSCRIPTION AGREEMENT


Dear Subscriber:

        You (the "Subscriber") hereby agree to purchase, and Bikers Dream, Inc., a California corporation (the "Company") hereby agrees to issue and to sell to the Subscriber, the number of shares of Series D 5% Cumulative Convertible Preferred Stock, $0.01 par value (the "Preferred Stock") convertible in accordance with the terms thereof into shares of the Company's no par value common stock (the "Company Shares") and Common Stock Purchase Warrants ("Warrants") as set forth on the signature page hereof for the aggregate consideration as set forth on the signature page hereof ("Purchase Price"). The Certificate of Determination of the Rights of the Preferred Stock is annexed hereto as Exhibit A ("Certificate of Determination"). (The Company Shares are sometimes referred to herein as the "Shares" or "Common Stock"). (The Preferred Stock, the Company Shares, Warrants, Commission Shares and Common Stock Purchase Warrants issuable to the Placement Agents ("Placement Warrants"), identified on Schedule B hereto, and the Common Stock issuable upon exercise of the Warrants and Placement Warrants are collectively referred to herein as, the "Securities"). Upon acceptance of this Agreement by the Subscriber, the Company shall issue and deliver to the Subscriber the Preferred Stock and Warrants against payment, by federal funds (U.S.) wire transfer of the Purchase Price. This Subscription Agreement and other similar Subscription Agreements and the subscription agreements relating to Series D Preferred Stock to be issued in connection with the Puts described in Section 11 hereof relate to the offering of a maximum of 3,000 shares of Preferred Stock.

        The following terms and conditions shall apply to this subscription.

        1. Subscriber's Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company that:

               (a) Information on Company. The Subscriber has been furnished with and has read the Company's Form 10-KSB for the year ended December 31, 1997 and subsequent Forms 10-QSB, each as


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filed with the U.S. Securities and Exchange Commission (the "Commission")
(collectively, with exhibits thereto, hereinafter referred to as the "Reports"). In addition, the Subscriber has received from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested, and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities (such information in writing is collectively, the "Other Written Information"). The Company has provided Subscriber risk factors annexed hereto as Exhibit D.



               (b) Information on Subscriber. The Subscriber is an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

               (c) Purchase of Company Shares. On the Closing Date, the Subscriber will purchase the Preferred Stock and Warrants for its own account and not with a view to any distribution thereof.

               (d) Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the Securities Act of 1933, as amended (the "1933 Act") by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration. The Subscriber agrees that if, in the future, the Subscriber should decide to dispose of


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any of the Securities acquired by it pursuant to this Agreement, the Subscriber will do so only pursuant to a registration statement or by disposition exempt from registration requirements under the 1933 Act.

               (e) Preferred Stock and Company Shares Legend. The Preferred Stock, Company Shares, the Commission Shares and the shares of Common Stock issuable upon the exercise of the Warrants and Placement Warrants shall bear the following legend:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BIKERS DREAM, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

               (f) Warrants Legend. The Warrants and Placement Warrants shall bear the following legend:

        "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BIKERS DREAM, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

               (g) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement,


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or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

               (h) Subscriber's Reliance. The Subscriber acknowledges that the Subscriber has not relied upon the Company or the Company's attorneys or advisers for legal or tax advice, and has, if desired, in all cases sought the advice of the Subscriber's own personal legal counsel and tax advisers.

               (i) Regulatory Compliance. Subscriber agrees that Subscriber and its affiliates will comply with all relevant rules and regulations of the Securities Exchange Act of 1934, as amended, as they relate to short sales of the Securities. As of the date hereof and as of the Closing Date, the Subscriber and its affiliates will not have a short position in the Common Stock.

               (j) Correctness of Representations. The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

        2. Company Representations and Warranties. The Company represents and warrants to and agrees with the Subscriber that:

               (a) Due Incorporation. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company.

               (b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company and each of its subsidiaries


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has been duly authorized and validly issued and are fully paid and non-assessable.

               (c) Authority; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder and all other agreements entered into by the Company relating hereto.

               (d) Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company, except as described in the Reports or Other Written Information.

               (e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates or NASDAQ or the Company's Shareholders is required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation issuance and sale of the Securities, and the performance of the Company's obligations hereunder.

               (f) No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Paragraph 1 are true and correct and the Subscriber complies with its obligations under this Agreement, neither the issuance and sale of the Securities nor the performance of its obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

                    (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of incorporation,


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charter or bylaws of the Company, or any of its affiliates, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company, or any of its affiliates of any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates or over the properties or assets of the Company, or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company, or any of its affiliates is a party, by which the Company, or any of its affiliates is bound, or to which any of the properties of the Company, or any of its affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party; or

                    (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, or any of its affiliates.

               (g)  The Securities. The Securities upon issuance:

                    (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and State laws;

                    (ii) have been, or will be, duly and validly authorized and on the date of issuance and on the Closing Date, as hereinafter defined, and the date the Preferred Stock is converted, the Securities will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted);

                    (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

                    (iv) will not subject the holders thereof to personal liability by reason of being such holders; and

               (h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding


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or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto.

               (i) Reporting Company. The Company is a publicly-held company whose common stock is (and has been for the past 90 days) registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Company's Common Stock is listed for trading on the NASDAQ SmallCap Market. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Securities and Exchange Commission during the preceding twelve months.

               (j) No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued.

               (k) Information Concerning Company. The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the Reports. The Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (l) Dilution. The number of Shares issuable upon conversion (as hereinafter defined) may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand


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the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock and exercise of the Warrants and Placement Warrants is binding upon the Company and enforceable, except as otherwise described in this Subscription Agreement, regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

               (m) Stop Transfer. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available.

               (n) Defaults. Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or ByLaws. Neither the Company nor any of its subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority material to its business.

               (o) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of The NASDAQ SmallCap Market ("NASDAQ SmallCap"), as applicable, nor will the Company or any of


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its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings. The Company has not conducted and will not conduct any offering other than the transactions contemplated hereby that will be integrated with the issuance of the Securities for purposes of Rule 4460(i) of the NASDAQ Stock Market, Inc.'s Marketplace Rules.

               (p) Use of Proceeds. The proceeds of the Subscriber funds to be released to the Company will be used for working capital and for expenses of this offering.

               (q) No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

               (r) Listing. The Company's common stock is quoted on, and listed for trading on NASDAQ SmallCap Market. The Company has not received any notice from NASDAQ that its Common Stock will be delisted from NASDAQ or that the Common Stock does not meet all requirements for the continuation of such listing.

               (s) S-3 Eligibility. The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3.

               (t) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

        3. Regulation D Offering. This Offering is being made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion acceptable to Subscriber from the Company's legal counsel opining on the availability of the Regulation D exemption as it relates to the offer and issuance of


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the Securities. A form of the legal opinion is annexed hereto as Exhibit C. The
Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Preferred Stock, Commission Shares, Warrants and Placement Warrants.

        4. Reissuance of Securities. The Company agrees to reissue certificates representing the Securities without the legends set forth in Sections 1(e) and 1(f) above at such time as (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Act, or (b) upon resale subject to an effective registration statement after the Securities are registered under the Act. The Company agrees to cooperate with the Subscriber in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested certifications from the Subscriber and selling broker, if any.

        5. Redemption. The Company may not redeem the Securities without the consent of the holder of the Securities, except as described in the Certificate of Determination.

        6. Legal Fees/Commissions. The Company shall pay to counsel to the Subscriber its fee of $15,000 for services rendered to the Subscriber in reviewing this Agreement and other subscription agreements for the aggregate subscription amounts of up to $1,500,000 and acting as escrow agent. The Company will pay a cash commission of three percent (3%) of the Purchase Price designated on the signature page hereto to certain Placement Agents identified on Schedule B hereto. The cash commissions and legal fees will be payable out of funds held pursuant to a Funds Escrow Agreement to be entered into by the Company, Subscriber and an Escrow Agent. The Company will also issue and deliver to the Placement Agents as additional compensation Preferred Stock of the Company ("Commission Shares") and Placement Warrants designated on Schedule B hereto. The Commissions will be issued to the Placement Agents only when, as, and if the corresponding subscription amount is released from escrow to the Company. All the representations, covenants, warranties and undertakings, including but not limited to registration rights made or granted to or for the benefit of the Subscriber and the terms described in Sections 9.1, 9.2, and 9.3 hereof are hereby also made and granted to the Placement Agents in


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respect of the Commission Shares, Placement Warrants and Company Shares issuable upon exercise of the Placement Warrants.

               7.1. Covenants of the Company. The Company covenants and agrees with the Subscriber as follows:

                    (a) The Company will advise the Subscriber, promptly after it receives notice of issuance by the Securities and Exchange Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the common stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                    (b) The Company shall promptly secure the listing of the Company Shares, Commission Shares and Common Stock issuable upon the exercise of the Warrants and Placement Warrants upon each national securities exchange, or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. The Company will use its best efforts to maintain the listing and trading of its Common Stock on NASDAQ SmallCap, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will provide the Subscriber copies of all notices it receives notifying the Company of the actual delisting of the Common Stock on any exchange or quotation system on which the Common Stock is listed.

                    (c) The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and Placement Agents and promptly provide copies thereof to Subscriber.

                    (d) Until at least three (3) years after the effectiveness of the Registration Statement on Form S-3 or such other Registration Statement described in Section 10.1(iv) hereof,


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the Company will (i) cause its Common Stock to continue to be registered under
Sections 12(b) or 12(g) of the Exchange Act, (ii) comply in all respects with its reporting and filing obligations under the Exchange Act, and (iii) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts until the later of (i) three (3) years after the effective date of the Registration Statement on Form S-3 or such other Registration Statement described in Section 10.1(iv) hereof, or (ii) the sale by the Subscribers and Placement Agents of all the Company Shares issuable by the Company pursuant to this Agreement. Until at least two
(2) years after the Warrants and Placement Warrants have been exercised, the Company will use its commercial best efforts to continue the listing or trading of its Common Stock on NASDAQ SmallCap and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ.

                    (e) The Company and Subscriber agree that until the Company either obtains shareholder approval of the issuance of the Securities, or an exemption from NASDAQ's corporate governance rules as they may apply to the Securities, and an opinion of counsel reasonably acceptable to Subscriber that NASDAQ's corporate governance rules do not restrict the conversion of the Preferred Stock, Commission Shares and exercise of the Warrants (the "Approval"), the Subscriber may not receive upon conversion of the Preferred Stock and exercise of the Warrants nor may the Placement Agents receive upon conversion of the Commission Shares more than the number of Company Shares designated on the signature page hereof and on Schedule B hereof ("Section 7.1(e) Shares") upon conversion of the Preferred Stock, and Commission Shares and/or exercise of the Warrants. The Company represents that this number together with the aggregate of such amounts designated for all investors in the initial $1,500,000 offering to which this Subscription Agreement relates, and the Commission Shares and Common Stock issuable upon exercise of the Warrants and Placement Warrants is not greater than 19.9% of the shares of Company's common stock outstanding on the Closing Date. The Company undertakes to obtain the Approval required pursuant to the NASDAQ's corporate governance to allow conversion of all the Preferred


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Stock, Commission Shares and dividends thereon and exercise of all the Warrants and Placement Warrants. The Company covenants to file the proxy statement relating to the Approval with the Commission on the sooner of (i) seven (7) days after the filing with the Commission of the Company's Form 10-K for the year ended December 31, 1998, or (ii) April 23, 1999 ("Proxy Filing Date"). The Company further covenants to obtain the Approval no later than September 30, 1999 ("Approval Date"). The Company's failure to file the proxy on or before the Proxy Filing Date or the Company's failure to obtain the Approval on or before the Approval Date (either being an "Approval Default") shall be deemed an Event of Default pursuant to Section 8 of the Certificate of Determination, but only to the extent of the Preferred Stock, Commission Shares and dividends thereon that may not be converted due to the Company's failure to obtain such Approval.

                    (f) The Company undertakes to use the proceeds of the Subscriber's funds for general working capital purposes, and expenses of this offering.


               8. Covenants of the Company and Subscriber Regarding Indemnifications.

                    (a) The Company agrees to indemnify, hold harmless, reimburse and defend Subscriber against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or Reports or other Written Information; or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

                    (b) Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon (a) any misrepresentation by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto; or (b) any breach or default in performance by Subscriber of any covenant or undertaking to be


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performed by Subscriber hereunder, or any other agreement entered into by the
Company and Subscribers relating hereto.

               9.1. Conversion.

                    (a) The Preferred Stock and accrued dividends will be convertible according to the procedure set forth in the Certificate of Determination except that the Preferred Stock (not including the Put securities) will be convertible commencing sixty-one (61) days after the Closing Date.

                    (b) The Company understands that a delay in the delivery of the Company Shares after Conversion, and delivery of Preferred Stock certificates representing the unconverted balance of a Preferred Stock certificate tendered for conversion beyond the date described for such delivery set forth in the Certificate of Determination or Mandatory Conversion Date (as that term is employed in the Certificate of Determination), or late delivery of a Mandatory Redemption Payment (as defined herein), as the case may be, (each of the foregoing a "Delivery Date") could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay late payments to the Subscriber for late delivery of Shares upon Conversion and late delivery of a Preferred Stock certificates for the unconverted portion of a Preferred Stock or late delivery of a Mandatory Redemption Payment in the amount of $100 per business day after the Delivery Date for each $10,000 of Stated Value of Preferred Stock being converted and Preferred Stock certificate remaining undelivered or Mandatory Redemption Payment not paid. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares within three business days after the Delivery Date, the Subscriber will be entitled to revoke the relevant Notice of Conversion by delivery of a notice of revocation to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that late payment charges described above shall be payable through the date notice of revocation is given to the Company.


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                    (c) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

               9.2. Mandatory Redemption. In the event the Company may not issue Shares on a Delivery Date because such issuance and delivery would be contrary to NASDAQ's Corporate Governance Rules, or for any other reason except in relation to the Shares not deliverable pursuant to Section 9.3 of this Subscription Agreement, then at the Subscriber's election, the Company must pay to the Subscriber on the Delivery Date a sum of money determined by multiplying the Stated Value of Preferred Stock not convertible by 110% together with accrued but unpaid dividend thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Company Shares otherwise deliverable. Upon receipt of the Mandatory Redemption Payment, the corresponding Preferred Stock will be canceled and no longer outstanding, and if the Holder is in possession of the corresponding Preferred Stock, same will be returned to the Company.

               9.3. Maximum Conversion. The Company and Subscriber shall not be entitled to convert on a Conversion Date or effect a Mandatory Conversion of that amount of the Preferred Stock in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder, except as otherwise provided in clause (i) of such proviso.

               10.1. Registration Rights; Procedure; Indemnification.

                     (a) Registration Rights. The Company hereby grants the following registration rights to holders of the Securities.

                     (i) On one occasion, for a period commencing September 1, 1999, but not later than three years from the date hereof, the Company, upon a written request therefor from any record holder or holders of more than 50% of the aggregate of the Company's Shares issued and issuable upon Conversion of the Preferred Stock (the Securities and securities issued or issuable by virtue of ownership of the Securities, and the Put Securities defined in Section 11.1(b)(i) hereof if actually issued, being, the "Registrable Securities"), shall prepare and file with the SEC a registration statement under the Act covering the Registrable Securities which are the subject of such request, unless such Registrable Securities are the subject of an effective registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 10 days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 10.1(i). As a condition precedent to the inclusion of Registrable Securities, the holder thereof shall provide the Company with such information as the Company reasonably requests. The obligation of the Company under this Section 10.1(i) shall be limited to one registration statement.

                      (ii) If the Company at any time proposes to register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscriber or Holder pursuant to an effective registration statement, each such time it will give at least 30 days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). In the event that any registration pursuant to this Section 10.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the forgoing provisions, the Company may withdraw any registration statement referred to in this Section 10.1(ii) without thereby incurring any liability to the Seller.

                      (iii) If, at the time any written request for registration is received by the Company pursuant to Section 10.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account, such written request shall be deemed to have been given pursuant to Section 10.1(ii) rather than Section 10.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 10.1(ii) except that the Company or underwriter, if any, may not withdraw such registration or limit the amount of Registrable Securities included in such registration.

                      (iv) The Company shall file with the Commission, on the sooner of (y) seven (7) days after the filing with the Commission of the Company's Form 10-K for the year ended December 31, 1998, or (z) April 23, 1999 (the "Filing Date"), and use its reasonable commercial efforts to cause to be declared effective a Form S-3 registration statement (or such other form that it is eligible to use) within ninety (90) days of the Closing Date in order to register the Registrable Securities for resale and distribution under the Act. The registration statement described in this paragraph must be declared effective by the Commission within 120 days of the Closing Date (as defined herein) ("Effective Date"). The Company will register not less than 14,800 shares of Common Stock in the S-3 registration statement for each $25,000 of Stated Value of Preferred Stock subscribed for and one share of Common Stock for each Commission Share and common share issuable upon exercise of the Warrants and Placement Warrants. The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Subscriber and Placement Agents, as the case may be, and not issued, employed or reserved for anyone other than the Subscriber and Placement Agents, as the case may be. Such registration statement will be promptly amended or additional registration statements will be promptly filed by the Company as necessary to register additional Company Shares to allow the public resale of all Common Stock included in the actually issued Registrable Securities.

               10.2. Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any shares of Registrable Securities under the Act, the Company will, as expeditiously as possible:

                      (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities copies of all filings;

                      (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

                      (c) furnish to the Seller, and to each underwriter if any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

                      (d) use its best efforts to register or qualify the Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller and in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                      (e) list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                      (f) immediately notify the Seller and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                      (g) make available for inspection by the Seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, underwriter, attorney, accountant or agent in connection with such registration statement.

               10.3.  Provision of Documents.

                      (a) At the request of the Seller, provided a demand for registration has been made pursuant to Section 10.1(i) or a request for registration has been made pursuant to Section 10.1(ii), the Registrable Securities will be included in a registration statement filed pursuant to this
Section 10. In the
event of a firm commitment underwritten public offering in which the Registrable Securities are so included, the lockup, if any, requested by the managing underwriter may not exceed ninety (90) days after the effective date thereof.

                      (b) In connection with each registration hereunder, the Seller will furnish to the Company in writing such information with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration pursuant to Section 10.1(i) or 10.1(ii) covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

               10.4. Non-Registration Events. The Company and the Subscriber agree that the Seller will suffer damages if any registration statement required under Section 10.1(i) or 10.1(ii) above is not filed within 60 days after request by the Holder and not declared effective by the Commission within 120 days after such request [or the Filing Date and Effective Date, respectively, in reference to the Registration Statement on Form S-3 or such other form described in Section 10.1(iv)], and maintained in the manner and within the time periods contemplated by Section 10 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement described in Sections 10.1(i) or 10.1(ii) is not filed within 60 days of such request, or is not declared effective by the Commission on or prior to the date that is 120 days after such request, or (ii) the registration statement on Form S-3 or such other form described in Section 10.1(iv) is not filed on or before the Filing Date or not declared effective on or before the Effective Date, or (iii) any registration statement described in Sections 10.1(i), 10.1(ii) or 10.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year but not more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in clauses (i), (ii) and (iii) of this Section

10.4 is referred to herein as a "Non-Registration Event"), then, for so long as such Non-Registration Event shall continue, the Company shall pay in cash as Liquidated Damages to each holder of any Securities an amount equal to one (1%) percent for the first thirty (30) days and two (2%) percent for each succeeding thirty (30) days or part thereof, of the Purchase Price of the Preferred Stock and Company Shares, the Stated Value of the Commission Shares or Company Shares issued upon the conversion thereof, and the aggregate amount of the exercise prices of the Warrants and Placement Warrants, whether or not exercised, then owned of record by such holder as of the occurrence of such Non-Registration Event. Payments to be made pursuant to this Section 10.4 shall be due and payable immediately upon demand in immediately available funds. Upon the occurrence of a Non-Registration Event, only in connection with the Preferred Shares subscribed for hereunder (and not any Put Stock as defined herein) related to the failure of the Registration Statement on Form S-3 or such other form as described in Section 10.1(iv) hereof to be declared effective on or before the Effective Date ("Non-Effectiveness Event"), then the Liquidated Damages described above for the period from the Effective Date through August 30, 1999 shall be payable by the Company at the Subscriber's election, only by either (y) the permanent reduction of the Conversion Price described in Section 4(b)(i) and 4(b)(ii) of the Certificate of Determination by one percent (1%) for the first thirty (30) days and two (2%) percent for each succeeding thirty (30) days or part thereof that such Non-Effectiveness Event continues, or (z) by the delivery by the Company to the Subscriber of shares of Common Stock in an amount determined by dividing the Liquidated Damage amount as calculated above by the Conversion Price in effect on the first day of each thirty (30) day period commencing on the date of occurrence of such Non-Effectiveness Event. The Subscriber will notify the Company after August 30, 1999 as to which payment provision of (y) or (z) above that the Subscriber elects. If the Subscriber elects (z), the Common Shares must be delivered within ten (10) days of written notification to the Company of Subscriber's election. Such shares are granted all registration rights granted to the Subscriber in connection with the Registrable Securities. The Company undertakes to include such shares in the first registration statement to be filed in connection with the First Put or Second Put as described in Section 11.1(b)(vi) hereof. The Subscriber agrees that the occurrence of a Non-Effectiveness Event will not be deemed an Event of Default pursuant to Section 8 of the Certificate of Determination unless such Non-Effectiveness Event has occurred and is continuing on September 1, 1999. In the event a mandatory payment for Preferred

Stock is demanded from the Company by the Holder of Preferred Stock, pursuant to
Section 8 of the Certificate of Determination, then the Liquidated Damages described in this Section 10.4 shall no longer accrue from and after the date the Holder receives the payment described in Section 8 of the Certificate of Determination.

               10.5. Expenses. All expenses incurred by the Company in complying with Section 10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, fee of one counsel, if any, to represent all the Sellers, and costs of insurance are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller, are called "Selling Expenses". The Seller shall pay the fees of its own additional counsel, if any.

                      The Company will pay all Registration Expenses in connection with the registration statement under Section 10. All Selling Expenses in connection with each registration statement under Section 10 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

               10.6.  Indemnification and Contribution.

                      (a) In the event of a registration of any Registrable Securities under the Act pursuant to Section 10, the Company will indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, the underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

                      (b) In the event of a registration of any of the Registrable Securities under the Act pursuant to Section 10, the Seller will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by the Seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the gross proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

                      (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
Section 10.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10.6(c) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                      (d) In order to provide for just and equitable contribution in the event of joint liability under the Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 10.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10.6 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is provided under this Section 10.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (A) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

              11.1. Obligation To Purchase.

                    (a) The Subscriber agrees to purchase from the Company up to the additional shares of Preferred Stock ("First Put Stock" and "Second Put Stock", collectively "Put Stock") and up to the Warrants ("First Put Warrants" and "Second Put Warrants", collectively "Put Warrants") described on the signature page hereof for up to the aggregate consideration designated on the signature page hereof (the "First Put" and the "Second Put").

                    (b) The agreement to purchase the Put Stock is contingent on the following:

                      (i) The Company obtaining on or before the Approval Date, the Approval described in Section 7.1(e) above in relation to all the Securities, the Put Stock, Common Stock issuable upon conversion of the Put Stock and dividends payable thereon, the Put Warrants and Common Stock issuable upon exercise of the Put Warrants, and the Put Commissions (as hereinafter defined) (the "Put Securities"), and the non-occurrence of an Approval Default as described in Section 7.1(e) above.

                      (ii) As of the date the Approval is obtained, and the Put Date (as hereinafter defined), the Company will be a full reporting company with the class of Shares registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

                      (iii) The Closing Bid Price (as defined in the Certificate of Determination) for the five trading days prior to a Put Date will not be less than $1.50.

                      (iv) No material adverse change in the Company's business or business prospects shall have occurred. Material adverse change is defined as any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, or any other agreement entered into or to be entered into in connection herewith, in any material respect.

                      (v) The non-occurrence (whether or not continuing) of an Event of Default as described in Section 8 of the Certificate of Determination.

                      (vi) The execution and delivery to the Subscriber of a subscription agreement substantially similar to this Subscription Agreement containing substantially similar terms as this Subscription Agreement (not including this Section 11). The aforedescribed subscription agreement to be delivered in connection with the exercise of the First Put and Second Put must include a section similar to Section 10 of this Subscription Agreement, however, the corresponding required Filing Date and Effective Date of the S-3 registration statement described in Section 10.1(iv) of this Subscription Agreement will be thirty (30) days from the First Put Closing Date (as defined herein), for the First Put or from the Second Put Closing Date (as defined herein) for the Second Put (for Filing Date) and the sooner of (y) ten (10) days from the date the Company receives notice of "no review" from the Commission or ninety (90) days from the First Put Closing Date for the First Put, or (z) ninety (90) days from the Second Put Closing Date for the Second Put, (for effectiveness), respectively. Liquidated damages described in Section 10.4 hereof will accrue from the aforedescribed Filing Date and Effective Date relating to the securities issuable in connection with the First Put and Second Put.

                      (vii) The Company's compliance with the listing requirements of the NASDAQ SmallCap Market or such successor market, and the Company's not having received notice from the NASDAQ SmallCap Market (or successor market, if any) that the Company is not in compliance with the requirements for continued listing.

                      (viii) The execution by the Company and delivery to the Subscriber of all documents reasonably necessary to memorialize the rights and obligations of each of the parties in relation to the Put, as set forth in this Agreement.

                    (c) The exercise of the Second Put is further contingent on the declaration of effectiveness by the Securities and Exchange Commission and the continued effectiveness of the Registration Statement on Form S-3 described in Section 10.1(iv) hereof relating to the Registrable Securities and the Company's ability to issue upon resale of the Common Stock which is issuable upon conversion of the First Put Stock, exercise of the First Put Warrants and Put Commissions relating to the First Put, pursuant to an effective registration statement, with such Common Stock, upon resale, being unlegended freely transferable Common Stock.

             11.2.  Exercise of Put.

                    (a) The Company's right to exercise the First Put expires one week after the obtainment of the Approval described in Section 7.1(e). The Company's right to exercise the Second Put expires seven (7) days after the later of the effective date of the registration statement on Form S-3 relating to the Registrable Securities described in Section 10.1(iv) above, and timely obtainment of the Approval described in Section 7.1(e).

                    (b) The First Put and Second Put may be exercised by the Company by the giving to the Subscriber of a written notice of exercise ("Put Notice") during the respective exercise periods of the First Put and Second Put in relation to all the subject Put Securities. The date a Put Notice is given is a Put Date. The Put Notice must be accompanied by the original legal opinion described in Section 7.1(e), executed subscription agreements described in
Section 11.1(b)(vi), and original legal opinion in substantially similar form as Exhibit C hereto relating to the Put Securities for which a Put Notice is given.

                    (c) Unless otherwise agreed to by the Subscribers, Put Notices must be given to all Subscribers in proportion to the amounts agreed to be purchased by all Subscribers undertaking to purchase Put Shares in the $1,500,000 offering to which this Subscription Agreement relates. The aggregate amount of all such Put Notices may not exceed $1,500,000.

                    (d) Payment by the Subscriber in relation to a Put Notice relating to the First Put must be made within seven

(7) days of receipt of a Put Notice. Payment will be made against delivery to the Subscriber or an escrow agent to be agreed upon by the Company and Subscriber, of the First Put Stock, First Put Warrants, the subscription agreement described in Section 11.1(b) above, legal opinions described in
Section 11.2(b) above, and delivery to the Placement Agents of the Put Commissions relating to the First Put.

                    (e) Payment by the Subscriber in relation to a Put Notice relating to the Second Put may be made as follows: (x) on the later of seven (7) days after receipt by the Subscriber of a Put Notice or up to thirty (30) days after the effective date of the registration statement relating to the First Put Securities ("First Put Effective Date") if the trading volume of the Company's Common Stock for the twenty-two (22) trading days prior to the First Put Effective Date is not less than $400,000 per day as reported by the NASDAQ SmallCap Market with a Closing bid price of not less than $1.00 during such twenty-two (22) day period; (y) on the later of seven (7) days after receipt by the Subscriber of a Put Notice or up to sixty (60) days after the First Put Effective Date if the trading volume of the Company's Common Stock for the twenty-two (22) trading days prior to the First Put Effective Date is not less than $200,000 per day as reported by the NASDAQ SmallCap Market with a Closing bid price of not less than $1.00 during such twenty-two (22) day period; (z) on the later of seven (7) days after receipt by the Subscriber of a Put Notice or up to one hundred (100) days after the First Put Effective Date if the trading volume of the Company's Common Stock for the twenty-two (22) trading days prior to the First Put Effective Date is not less than $35,000 per day as reported by the NASDAQ SmallCap Market with a Closing bid price of not less than $1.00 during such twenty-two (22) day period. Payment will be made against delivery to the Subscriber or an escrow agent to be agreed upon by the Company and Subscriber, of the Second Put Stock, Second Put Warrants, the subscription agreement described in Section 11.1(b) above, legal opinions described in
Section 11.2(b) above, and delivery to the Placement Agents of the Put Commissions relating to the Second Put.

             11.3.  Put Warrants.

                    (a) The First Put Warrants and Put Commission Warrants (as defined herein) payable in connection therewith will be identical to the Warrants except that the per share exercise price of the underlying Common Shares shall be equal to 110% of the Closing Bid Price of the Common Stock on the day a Put Notice is given in connection with the First Put. The First Put Warrants will be exercisable commencing on the date a Put Notice is given in connection with the First Put and for five years thereafter.

                    (b) The Second Put Warrants and Put Commission Warrants (as defined herein) payable in connection therewith will be identical to the Warrants except that the per share exercise price of the underlying Common Shares shall be equal to 115% of the Closing Bid Price of the Common Stock on the day a Put Notice is given in connection with the Second Put. The Second Put Warrants will be exercisable commencing on the date a Put Notice is given in connection with the Second Put and for five years thereafter.

              11.4. Put Commissions. The Placement Agents identified on
Schedule B hereto shall receive commissions in connection with the exercise of the First Put and Second Put as follows: (i) cash equal to three (3%) percent of the purchase price of the Put Stock, as set forth on the signature page hereto;
(ii) Preferred Stock having a Stated Value equal to three (3%) percent of the purchase price of the Put Stock as set forth on the signature page hereto; and
(iii) one First Put Warrant or one Second Put Warrant for each $60 of First Put purchase price or Second Put purchase price paid by a Subscriber in connection with the First Put or Second Put. Collectively, the foregoing are referred to as Put Commissions. Put Commissions shall be payable only in connection with the First Put Purchase Price and Second Put Purchase Price actually paid by a Subscriber. It is a precondition to the exercise of a Put that the Put Commissions be paid and that the attorney for the Subscriber receive a payment equal to one (1%) percent of the Put purchase price.

               12.  Miscellaneous.

                    (a) Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being telecopied (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section: (i) if to the Company, to Bikers Dream, Inc., 11631 Sterling Avenue, Riverside, California 92503, Attn: Herm Rosenman, CEO, telecopier number: (909) 343-1610, with a copy by telecopier only to Miller & Holguin, Attn: Howard J. Unterberger, Esq., 1801 Century Park East, Seventh Floor, Los Angeles, California 90067, telecopier number: (310) 557-2205, and
(ii) if to the Subscriber, to the name, address and telecopy number set forth on the signature page hereto, with a copy by telecopier only to Grushko & Mittman,
Attn: Edward M. Grushko, Esq., 277 Broadway, Suite 801, New York, New York 10007, telecopier number: (212) 227-5865. Any notice that may be given pursuant to this Agreement, or any document delivered in connection with the foregoing may be given by the Subscriber on the first business day after the observance dates in the United States of America by Orthodox Jewry of Rosh Hashanah, Yom Kippur, the first two days of the Feast of Tabernacles, Shemini Atzeret Simchat Torah, the first two and final two days of Passover and Pentecost, with such notice to be deemed given and effective, at the election of the Subscriber on a holiday date that precedes such notice. Any notice received by the Subscriber on any of the aforedescribed holidays may be deemed by the Subscriber to be received and effective as if such notice had been received on the first business day after the holiday.

                    (b) Closing. The consummation of the transactions contemplated herein shall take place at the offices of Grushko & Mittman, 277 Broadway, Suite 801, New York, New York 10007, upon the satisfaction of all conditions to Closing set forth in this Agreement. The closing date shall be the date that subscriber funds representing the net amount due the Company from the Purchase Price are transmitted by wire transfer to the Company (the "Closing Date"). The closing date for the First Put and Second Put shall be the respective dates on which Subscriber funds representing the net amount due the Company from the First Put Purchase Price and Second Put Purchase Price, respectively due, transmitted by wire transfer to the Company ("First Put Closing Date", "Second Put Closing Date").

                    (c) Entire Agreement; Assignment. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

                    (d) Execution. This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

                    (e) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                    (f) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 12(e) hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                    (g) Automatic Termination. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth (10th) business day following the date this Agreement is accepted by the Subscriber.

        Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                            BIKERS DREAM, INC.


                            By:________________________________
                                    Herm Rosenman, CEO

                            Dated: January ____, 1999


Purchase Price:________________

Preferred Shares Purchased:_____(at $1,000 per share)

Common Stock Purchase Warrants:____________

Section 7.1(e) Shares:____________


ACCEPTED: Dated as of January ____, 1999

FIRST PUT

First Put Stock:_________Preferred Shares

First Put Warrants:____________

First Put Purchase Price:__________

SECOND PUT

Second Put Stock:__________Preferred Shares

Second Put Warrants:_______________

Second Put Purchase Price:_______________

[Name of Subscriber]

                      SCHEDULE B TO SUBSCRIPTION AGREEMENT


=========================================================================================================
PLACEMENT AGENT                      CASH COMMISSION   PLACEMENT        COMMISSION       SECTION 7.1(e)
                                                       WARRANTS         SHARES           SHARES
---------------------------------------------------------------------------------------------------------
LIBRA FINANCE S.A.                   $13,500.00        -0-              -0-              -0-
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262
---------------------------------------------------------------------------------------------------------
SETTONDOWN CAPITAL INTERNATIONAL,    $30,000.00        25,000           45               28,613
LTD.
600 California Street, 14th Floor
San Francisco, CA 94108
Fax: 415-835-8320
---------------------------------------------------------------------------------------------------------
TALBIA                               $ 1,500.00        -0-              -0-              -0-
c/o Ragnall House
18 Peel Road
Douglas, Isle of Man
1M1 4L2, United Kingdom
Fax: 011-972-36120639
---------------------------------------------------------------------------------------------------------
TOTALS                               $45,000.00        25,000           45               28,613
=========================================================================================================